Exhibit 99.1

FOR IMMEDIATE RELEASE

SBA Communications Corporation Reports Third Quarter 2025 Results;

Updates Full Year 2025 Outlook; and Declares Quarterly Cash Dividend

Boca Raton, Florida, November 3, 2025 (BUSINESS NEWSWIRE) — SBA Communications Corporation (Nasdaq: SBAC) (“SBA” or the “Company”) today reported results for the quarter ended September 30, 2025.

Highlights of the third quarter include:

•	Net income of $240.4 million or $2.20 per share

•	Industry-leading AFFO per share of $3.30

•	Closed on the remaining sites from our previously announced deal with Millicom

•	Completed the sale of our towers held in Canada subsequent to quarter end

•	Repurchased 958 thousand shares throughout the quarter and subsequent to quarter end

•	Entered into a long-term master-lease agreement with Verizon

In addition, the Company announced today that its Board of Directors has declared a quarterly cash dividend of $1.11 per share of the Company’s Class A Common Stock. The distribution is payable December 11, 2025 to the shareholders of record at the close of business on November 13, 2025.

“Today we are pleased to announce another positive quarter of financial and operating results,” commented Brendan Cavanagh, President and Chief Executive Officer. “Our carrier customers continued to invest meaningfully in the third quarter, leasing space on our sites as they expand and densify their networks. The results in our services business also reflected significant network investment, primarily from construction projects focused on network expansion. Internationally, we benefited from solid leasing demand, inflation-linked escalators and stronger foreign currency rates than previously assumed. In addition, we closed our Canadian tower sale in October, earlier than expected, and we completed the final closings of all of the remaining Central American sites purchased from Millicom, also in October. The timing of these events negatively impacted our updated full year outlook but represent another meaningful step in our portfolio review. Also, today we are officially revising our stated target leverage range to 6.0x to 7.0x net debt to LQA Adjusted EBITDA, although we have been operating within this range for nearly three years. This new target range will allow SBA to transition into an investment-grade Company, unlock access to the deepest debt market available, strengthen our balance sheet even further, and reduce borrowing costs over the long term, all while maintaining our ability to deploy capital towards acquisitions and share repurchases. Speaking of share repurchases, we were active during and subsequent to the third quarter, spending $194 million to repurchase and retire nearly a million shares. And lastly, we are very excited to announce our newly signed long-term master lease agreement with Verizon. We look forward to partnering with Verizon over the next decade to accelerate the rollout of next generation wireless services to their customers through their use of SBA’s vast portfolio to achieve their network advancement goals.”

Operating Results

The table below details select financial results for the three months ended September 30, 2025 and comparisons to the prior year period.

	Q3 2025	Q3 2024	$ Change	% Change	% Change excluding FX (1)
Consolidated	($ in millions, except per share amounts)
Site leasing revenue	$656.4	$625.7	$30.7	4.9%	4.4%
Site development revenue	75.9	41.9	34.0	81.2%	81.2%
Site leasing segment operating profit (2)	529.1	507.8	21.3	4.2%	3.8%
Tower cash flow (1)	526.4	507.6	18.8	3.7%	3.3%
Net cash interest expense	114.6	88.7	25.9	29.2%	29.2%
Net income (3)	240.4	255.9	(15.5)	(6.1%)	(10.3%)
Earnings per share — diluted	2.20	2.40	(0.19)	(8.1%)	(9.9%)
Adjusted EBITDA (1)	493.3	472.6	20.7	4.4%	4.0%
AFFO (1)	354.9	358.3	(3.4)	(0.9%)	(1.4%)
AFFO per share (1)	3.30	3.32	(0.02)	(0.6%)	(1.2%)

(1)	See the reconciliations and other disclosures under “Non-GAAP Financial Measures” later in this press release.
(2)	Site leasing contributed 97.5% and 98.2% of the Company’s total operating profit in the third quarter of 2025 and 2024, respectively.
(3)

Net income includes a $25.5 million gain and $16.2 million gain, net of taxes, on the currency-related remeasurement of intercompany loans with foreign subsidiaries which are denominated in a currency other than the subsidiaries’ functional currencies for the third quarter of 2025 and 2024, respectively.

The table below details select financial results by segment for the three months ended September 30, 2025 and comparisons to the prior year period.

	Q3 2025	Q3 2024	$ Change	% Change	% Change excluding FX
	($ in millions)
Domestic site leasing revenue	$470.2	$464.9	$5.3	1.1%	1.1%
Domestic cash site leasing revenue (1)	470.8	463.9	6.9	1.5%	1.5%
Domestic site leasing segment operating profit	400.0	396.0	4.0	1.0%	1.0%
Domestic site leasing tower cash flow (1)	398.8	394.1	4.7	1.2%	1.2%

Int’l site leasing revenue	186.2	160.8	25.4	15.8%	13.9%
Int’l cash site leasing revenue (1)	184.0	160.8	23.2	14.4%	12.6%
Int’l site leasing segment operating profit	129.1	111.8	17.3	15.5%	13.8%
Int’l site leasing tower cash flow (1)	127.6	113.6	14.0	12.3%	10.6%

(1)	See the reconciliations and other disclosures under “Non-GAAP Financial Measures” later in this press release.

The table below details key margins for the three months ended September 30, 2025 and comparisons to the prior year period.

	Q3 2025	Q3 2024
Tower Cash Flow Margin (1)	80.4%	81.3%
Adjusted EBITDA Margin (1)	67.5%	70.9%

(1)	See the reconciliations and other disclosures under “Non-GAAP Financial Measures” later in this press release.

Investing Activities

During the third quarter of 2025, SBA acquired 447 communication sites, including 446 sites from the previously announced Millicom transaction, for total cash consideration of $142.8 million (of which $139.6 million was funded subsequent to quarter end). SBA also built 151 towers during the third quarter of 2025. As of September 30, 2025, SBA owned or operated 44,581 communication sites, 17,409 of which are located in the United States and its territories and 27,172 of which are located internationally. In addition, the Company spent $8.9 million to purchase land and easements and to extend lease terms. Total cash capital expenditures for the third quarter of 2025 were $71.9 million, consisting of $14.4 million of non-discretionary cash capital expenditures (tower maintenance and general corporate) and $57.5 million of discretionary cash capital expenditures (new tower builds, tower augmentations, acquisitions, and purchasing land and easements).

Subsequent to quarter end, the Company closed on the 2,020 sites related to the Millicom transaction that were remaining under contract for $217.4 million in cash. As of the date of this press release, the Company is under contract to purchase 78 communication sites for an aggregate consideration of $66.9 million in cash, which it expects to close by the end of the first quarter of 2026.

On October 15, 2025, the Company closed on its previously announced agreement to sell its 365 towers and related operations in Canada for CAD$446.0 million.

Financing Activities and Liquidity

SBA ended the third quarter of 2025 with $12.8 billion of total debt, $9.8 billion of total secured debt, $0.5 billion of cash and cash equivalents, short-term restricted cash, and short-term investments, and $12.3 billion of Net Debt. SBA’s Net Debt and Net Secured Debt to Annualized Adjusted EBITDA Leverage Ratios were 6.2x and 4.7x, respectively.

As of the date of this press release, the Company had $385.0 million outstanding under its $2.0 billion Revolving Credit Facility.

During the third quarter of 2025, the Company repurchased 748 thousand shares of its Class A common stock for $154.1 million at an average price per share of $206.13 under its $1.5 billion stock repurchase plan. Subsequent to the third quarter of 2025, the Company repurchased an additional 210 thousand shares of its Class A common stock for $40.2 million at an average price per share of $191.21. The Company has repurchased 1.6 million shares of its Class A common stock for $325.0 million at an average price per share of $206.29 for the year to date period as of the date of this press release. After these repurchases, the Company had $1.3 billion of authorization remaining under the plan. Shares repurchased were retired.

In the third quarter of 2025, the Company declared and paid a cash dividend of $119.1 million.

Outlook

The Company is updating its full year 2025 Outlook for anticipated results. The 2025 Outlook provided is based on a number of assumptions that the Company believes are reasonable at the time of this press release. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in the Company’s filings with the Securities and Exchange Commission.

The Company’s full year 2025 Outlook assumes the acquisitions of only those communication sites under contract which are expected to close in 2025 at the time of this press release. The Company may spend additional capital in

2025 on acquiring revenue producing assets not yet identified or under contract, the impact of which is not reflected in the 2025 Outlook. The 2025 Outlook also does not contemplate any additional repurchases of the Company’s stock or new debt financings during 2025, although the Company may ultimately spend capital to repurchase stock or issue new debt during the remainder of the year.

The Company’s 2025 Outlook assumes an average foreign currency exchange rate of 5.50 Brazilian Reais to 1.0 U.S. Dollar, 2,650 Tanzanian Shillings to 1.0 U.S. Dollar, and 17.70 South African Rand to 1.0 U.S. Dollar throughout the fourth quarter of 2025.

The Company’s August 4, 2025 full year Outlook assumed a closing date of September 1, 2025 for the remaining sites under contract with Millicom and a closing of the sale of its Canada operations at the end of 2025. When compared to these assumed closing dates, the actual timing of these transactions negatively impacted the 2025 full year Outlook by approximately $11.0 million for Site leasing revenue, $8.0 million for Tower Cash Flow, $7.0 million for Adjusted EBITDA, and $2.0 million for AFFO.

(in millions, except per share amounts)	Full Year 2025			Change from August 4, 2025 Outlook (6)	Change from August 4, 2025 Outlook Excluding FX (6)
Site leasing revenue	$2,568.0	to	$2,578.0	$(4.5)	$(10.0)
Site development revenue	$240.0	to	$250.0	$20.0	$20.0
Total revenues	$2,808.0	to	$2,828.0	$15.5	$10.0
Tower Cash Flow (1)	$2,061.0	to	$2,071.0	$(4.5)	$(9.0)
Adjusted EBITDA (1)	$1,909.0	to	$1,919.0	$(4.0)	$(7.0)
Net cash interest expense (2)	$434.0	to	$440.0	$(1.0)	$(1.0)
Non-discretionary cash capital expenditures (3)	$56.0	to	$60.0	$—	$—
AFFO (1)	$1,373.0	to	$1,397.0	$—	$(3.0)
AFFO per share (1) (4)	$12.76	to	$12.98	$0.03	$—
Discretionary cash capital expenditures (5)	$1,290.0	to	$1,300.0	$30.0	$29.5

(1)	See the reconciliation of this non-GAAP financial measure presented below under “Non-GAAP Financial Measures.”
(2)	Net cash interest expense is defined as interest expense less interest income. Net cash interest expense does not include amortization of deferred financing fees or non-cash interest expense.
(3)	Consists of tower maintenance and general corporate capital expenditures.
(4)

Outlook for AFFO per share is calculated by dividing the Company’s outlook for AFFO by an assumed weighted average number of diluted common shares of 107.6 million. Outlook does not include the impact of any potential future repurchases of the Company’s stock during 2025.

(5)

Consists of new tower builds, tower augmentations, communication site acquisitions and ground lease purchases. Does not include easements or payments to extend lease terms and expenditures for acquisitions of revenue producing assets not under contract at the date of this press release.

(6)	Changes from prior outlook are measured based on the midpoint of outlook ranges provided.

Bridge of 2024 Total Site Leasing Revenue to 2025 Outlook

The table below presents a bridge of the Company’s 2024 Site Leasing Revenue to the Company’s 2025 Outlook for 2025 Site Leasing Revenue by reportable segment.

(in millions)	Consolidated			Domestic			International
2024 Total Site Leasing Revenue	$2,527			$1,862			$665
(+) New Leases and Amendments	55	to	57	37	to	38	18	to	19
(+) Escalations	69	to	71	51	to	52	18	to	19
(-) Sprint Consolidation Churn	(51)	to	(51)	(51)	to	(51)	—	to	—
(-) Regular Churn	(57)	to	(56)	(22)	to	(22)	(35)	to	(34)
(+) Non-Organic Revenue (1)	62	to	62	7	to	7	55	to	55
(+ / -) Straight-line Revenue	(2)	to	(2)	(6)	to	(6)	4	to	4
(+ / -) FX	(13)	to	(13)	—	to	—	(13)	to	(13)
(+ / -) Other (2)	(22)	to	(17)	(7)	to	(4)	(15)	to	(13)

2025 Total Site Leasing Revenue	$2,568	to	$2,578	$1,871	to	$1,876	$697	to	$702

(1)	Includes contributions from acquisitions and new infrastructure builds.
(2)	Includes pass-through reimbursable expenses, amortization of capital contributions for tower augmentations, managed and non-macro business and other miscellaneous items.

Conference Call Information

SBA Communications Corporation will host a conference call on Monday, November 3, 2025 at 5:00 PM (EST) to discuss the quarterly results. The call may be accessed as follows:

When:	Monday, November 3, 2025 at 5:00 PM (EST)

Dial-in Number:	(202) 735-3323

Access Code:	8026533

Conference Name:	SBA Third quarter 2025 results

Replay Available:	November 4, 2025 at 12:01 AM to December 3, 2025 at 12:00 AM (TZ: Eastern)

Replay Number:	(888) 837-6051

Internet Access:	www.sbasite.com

Information Concerning Forward-Looking Statements

This press release and the Company’s earnings call include forward-looking statements, including statements regarding the Company’s expectations or beliefs regarding (i) the execution of its growth strategies and the impacts to its financial performance, (ii) continued growth in the U.S. and the drivers of that growth, (iii) its capital allocation strategy, (iv) its outlook for financial and operational performance in 2025, the assumptions it made and the drivers contributing to its full year 2025 Outlook, (v) the timing of closing for currently pending acquisitions, (vi) tower portfolio growth and its long-term growth potential, (vii) asset purchases, share repurchases, and debt financings, (viii) its ability to return capital to shareholders, (ix) the strength of its balance sheet and ability to generate significant free cash flow, (x) its customers’ ongoing network investments, (xi) international churn, (xii) its target leverage range, (xiii) its ability to transition into an investment grade company and the benefits of such transition.

The Company wishes to caution readers that these forward-looking statements may be affected by the risks and uncertainties in the Company’s business as well as other important factors may have affected and could in the future affect the Company’s actual results and could cause the Company’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. With respect to the Company’s expectations regarding all of these statements, including its financial and operational guidance, such risk factors include, but are not limited to: (1) the impact of macro-economic conditions, including high interest rates, tariffs, inflation, government shutdowns and financial market volatility on (a) the ability and willingness of wireless service providers to maintain or increase their capital expenditures, (b) the Company’s business and results of operations, and on foreign currency exchange rates and (c) consumer discretionary income and demand for wireless services, (2) the Company’s ability to recognize anticipated revenues, tower cash flows and other anticipated benefits under the Millicom transaction, (3) the economic climate for the wireless communications industry in general and the wireless communications infrastructure providers in the United States and in the Company’s other international markets; (4) the Company’s ability to accurately identify and manage any risks associated with its acquired sites, to effectively integrate such sites into its business and to achieve the anticipated financial results; (5) the Company’s ability to secure and retain as many site leasing tenants as planned at anticipated lease rates; (6) the Company’s ability to manage expenses and cash capital expenditures at anticipated levels; (7) the impact of continued consolidation among wireless service providers in the U.S. and internationally, on the Company’s leasing revenue; (8) the Company’s ability to successfully manage the risks associated with international operations, including risks associated with foreign currency exchange rates; (9) the Company’s ability to secure and deliver anticipated services business at contemplated margins; (10) the Company’s ability to acquire land underneath towers on terms that are accretive; (11) the Company’s ability to obtain future financing at commercially reasonable rates or at all; (12) the Company’s ability to achieve the new builds targets included in its anticipated annual portfolio growth goals, which will depend, among other things, on obtaining zoning and regulatory approvals, availability and cost of labor and supplies, and other factors beyond the Company’s control that could affect the Company’s ability to build additional towers in 2025; and (13) the Company’s ability to meet its total portfolio growth, which will depend, in addition to the new build risks, on the Company’s ability to identify and acquire sites at prices and upon terms that will provide accretive portfolio growth, competition from third parties for such acquisitions and our ability to negotiate the terms of, and acquire, these potential tower portfolios on terms that meet our internal return criteria.

With respect to its expectations regarding the ability to close, and realize the benefits of, pending acquisitions, these factors also include each party satisfactorily completing due diligence, the ability to receive required regulatory approval, the ability and willingness of each party to fulfill their respective closing conditions and their contractual obligations and, with respect to the Company’s acquisitions, the amount and quality of due diligence that the Company is able to complete prior to closing of any acquisition and the availability of cash on hand or borrowing capacity under the Revolving Credit Facility to fund the consideration, its ability to accurately anticipate the future performance of the acquired towers and any challenges or costs associated with the integration of such towers. With respect to the repurchases under the Company’s stock repurchase program, the amount of shares repurchased, if any, and the timing of such repurchases will depend on, among other things, the trading price of the Company’s common stock, which may be positively or negatively impacted by the repurchase program, market and business conditions, the availability of stock, the Company’s financial performance or determinations following the date of this announcement in order to use the Company’s funds for other purposes. Furthermore, the Company’s forward-looking statements and its 2025 outlook assumes that the Company continues to qualify for treatment as a REIT for U.S. federal income tax purposes and that the Company’s business is currently operated in a manner that complies with the REIT rules and that it will be able to continue to comply with and conduct its business in accordance with such rules. In addition, these forward-looking statements and the information in this press release is qualified in its entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission filings, including the Company’s most recently filed Annual Report on Form 10-K.

This press release contains non-GAAP financial measures. Reconciliation of each of these non-GAAP financial measures and the other Regulation G information is presented below under “Non-GAAP Financial Measures.”

This press release will be available on our website at www.sbasite.com.

About SBA Communications Corporation

SBA Communications Corporation is a leading independent owner and operator of wireless communications infrastructure including towers, buildings, rooftops, distributed antenna systems (DAS) and small cells. With a portfolio of more than 44,500 communications sites throughout the Americas and in Africa, SBA is listed on NASDAQ under the symbol SBAC. Our organization is part of the S&P 500 and one of the top Real Estate Investment Trusts (REITs) by market capitalization. For more information, please visit: www.sbasite.com.

Contacts

Mark DeRussy, CFA

Capital Markets

561-226-9531

Maria Alexandra Velez

VP, Corporate Affairs

561-981-7352

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited) (in thousands, except per share amounts)

	For the three months ended September 30,		For the nine months ended September 30,
	2025	2024	2025	2024
Revenues:
Site leasing	$656,427	$625,697	$1,904,424	$1,880,430
Site development	75,900	41,898	191,132	105,504

Total revenues	732,327	667,595	2,095,556	1,985,934

Operating expenses:
Cost of revenues (exclusive of depreciation, accretion, and amortization shown below):
Cost of site leasing	127,281	117,948	361,330	346,893
Cost of site development	62,508	32,391	154,222	82,705
Selling, general, and administrative expenses (1)	66,008	60,087	203,249	191,161
Acquisition and new business initiatives related adjustments and expenses	5,156	5,388	18,422	19,379
Asset impairment and decommission costs	20,322	12,670	102,578	87,928
Depreciation, accretion, and amortization	76,883	63,515	211,894	204,444

Total operating expenses	358,158	291,999	1,051,695	932,510

Operating income	374,169	375,596	1,043,861	1,053,424

Other income (expense):
Interest income	5,517	6,999	24,452	21,359
Interest expense	(120,154)	(95,711)	(343,959)	(289,632)
Non-cash interest expense	(567)	(7,192)	(10,148)	(22,715)
Amortization of deferred financing fees	(5,477)	(5,185)	(16,326)	(15,405)
Loss from extinguishment of debt, net	—	—	—	(4,428)
Other income (expense), net	35,595	23,700	111,881	(125,811)

Total other expense, net	(85,086)	(77,389)	(234,100)	(436,632)

Income before income taxes	289,083	298,207	809,761	616,792
Provision for income taxes	(48,652)	(42,316)	(125,730)	(46,906)

Net income	240,431	255,891	684,031	569,886
Net (income) loss attributable to noncontrolling interests	(3,615)	2,643	(689)	6,020

Net income attributable to SBA Communications Corporation	$236,816	$258,534	$683,342	$575,906

Net income per common share attributable to SBA Communications Corporation:
Basic	$2.21	$2.41	$6.36	$5.35

Diluted	$2.20	$2.40	$6.34	$5.33

Weighted-average number of common shares
Basic	107,257	107,486	107,509	107,683

Diluted	107,559	107,922	107,831	108,072

(1)

Includes non-cash compensation of $18,655 and $15,732 for the three months ended September 30, 2025 and 2024, respectively, and $54,569 and $54,376 for the nine months ended September 30, 2025 and 2024, respectively.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par values)

	September 30, 2025	December 31, 2024
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$430,306	$189,841
Restricted cash	30,467	1,206,653
Accounts receivable, net	158,126	145,695
Costs and estimated earnings in excess of billings on uncompleted contracts	49,564	19,198
Prepaid expenses and other current assets	144,061	417,333

Total current assets	812,524	1,978,720
Property and equipment, net	3,295,621	2,792,084
Intangible assets, net	2,725,045	2,388,707
Operating lease right-of-use assets, net	2,435,273	2,292,459
Acquired and other right-of-use assets, net	1,349,714	1,308,269
Other assets	642,062	657,097

Total assets	$11,260,239	$11,417,336

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS, AND SHAREHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	$219,725	$59,549
Accrued expenses	97,536	81,977
Current maturities of long-term debt	772,562	1,187,913
Deferred revenue	132,336	127,308
Accrued interest	37,845	62,239
Current lease liabilities	291,537	261,017
Other current liabilities	59,427	17,933

Total current liabilities	1,610,968	1,797,936
Long-term liabilities:
Long-term debt, net	11,932,919	12,403,825
Long-term lease liabilities	2,019,508	1,903,439
Other long-term liabilities	554,222	367,942

Total long-term liabilities	14,506,649	14,675,206
Redeemable noncontrolling interests	76,605	54,132
Shareholders’ deficit:
Preferred stock - par value $0.01, 30,000 shares authorized, no shares issued or outstanding	—	—
Common stock - Class A, par value $0.01, 400,000 shares authorized, 106,773 shares and 107,561 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	1,068	1,076
Additional paid-in capital	3,038,027	2,975,455
Accumulated deficit	(7,284,980)	(7,326,189)
Accumulated other comprehensive loss, net	(688,098)	(760,280)

Total shareholders’ deficit	(4,933,983)	(5,109,938)

Total liabilities, redeemable noncontrolling interests, and shareholders’ deficit	$11,260,239	$11,417,336

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited) (in thousands)

	For the three months ended September 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$240,431	$255,891
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, accretion, and amortization	76,883	63,515
Gain on remeasurement of U.S. denominated intercompany loans	(37,847)	(24,948)
Non-cash compensation expense	19,323	16,373
Non-cash asset impairment and decommission costs	17,375	9,063
Deferred and non-cash income tax (benefit) provision	32,776	30,179
Other non-cash items reflected in the Statements of Operations	15,690	16,878
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable and costs and estimated earnings in excess of billings on uncompleted contracts, net	(16,517)	(27,079)
Prepaid expenses and other assets	(10,967)	(11,327)
Operating lease right-of-use assets, net	33,657	31,027
Accounts payable and accrued expenses	14,597	16,799
Accrued interest	(38,001)	(25,481)
Long-term lease liabilities	(32,501)	(36,051)
Other liabilities	3,131	(10,188)

Net cash provided by operating activities	318,030	304,651

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions	(11,805)	(207,387)
Capital expenditures	(60,053)	(64,756)
Other investing activities	(6,454)	(1,759)

Net cash used in investing activities	(78,312)	(273,902)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings under Revolving Credit Facility	200,000	40,000
Repurchase and retirement of common stock	(150,835)	—
Payment of dividends on common stock	(119,140)	(105,344)
Other financing activities	(9,827)	(569)

Net cash used in financing activities	(79,802)	(65,913)

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	4,955	3,512
NET CHANGE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	164,871	(31,652)
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH:
Beginning of period	300,523	283,144

End of period	$465,394	$251,492

Selected Capital Expenditure Detail

	For the three months ended September 30, 2025	For the nine months ended September 30, 2025
	(in thousands)
Construction and related costs	$31,082	$78,233
Augmentation and tower upgrades	14,554	41,362
Non-discretionary capital expenditures:
Tower maintenance	13,854	39,072
General corporate	563	3,424

Total non-discretionary capital expenditures	14,417	42,496

Total capital expenditures	$60,053	$162,091

Communication Site Portfolio Summary

	Domestic	International	Total
Sites owned at June 30, 2025	17,437	26,628	44,065
Sites acquired during the third quarter	—	447	447
Sites built during the third quarter	5	146	151
Sites decommissioned/reclassified during the third quarter	(33)	(49)	(82)

Sites owned at September 30, 2025	17,409	27,172	44,581

Segment Operating Profit and Segment Operating Profit Margin

Domestic site leasing and International site leasing are the two segments within our site leasing business. Segment operating profit is a key business metric and one of our two measures of segment profitability. The calculation of Segment operating profit for each of our segments is set forth below.

	Domestic Site Leasing		Int’l Site Leasing		Site Development
	For the three months ended September 30,		For the three months ended September 30,		For the three months ended September 30,
	2025	2024	2025	2024	2025	2024
	(in thousands)
Segment revenue	$470,251	$464,860	$186,176	$160,837	$75,900	$41,898
Segment cost of revenues (excluding depreciation, accretion, and amort.)	(70,251)	(68,908)	(57,030)	(49,040)	(62,508)	(32,391)

Segment operating profit	$400,000	$395,952	$129,146	$111,797	$13,392	$9,507

Segment operating profit margin	85.1%	85.2%	69.4%	69.5%	17.6%	22.7%

Non-GAAP Financial Measures

The press release contains non-GAAP financial measures including (i) Cash Site Leasing Revenue, Tower Cash Flow, and Tower Cash Flow Margin; (ii) Adjusted EBITDA, Annualized Adjusted EBITDA, and Adjusted EBITDA Margin; (iii) Funds from Operations (“FFO”), Adjusted Funds from Operations (“AFFO”), and AFFO per share; (iv) Net Debt, Net Secured Debt, Leverage Ratio, and Secured Leverage Ratio (collectively, our “Non-GAAP Debt Measures”); and (v) certain financial metrics after eliminating the impact of changes in foreign currency exchange rates (collectively, our “Constant Currency Measures”).

We have included these non-GAAP financial measures because we believe that they provide investors additional tools in understanding our financial performance and condition.

Specifically, we believe that:

(1) Cash Site Leasing Revenue and Tower Cash Flow are useful indicators of the performance of our site leasing operations;

(2)  Adjusted EBITDA is useful to investors or other interested parties in evaluating our financial performance. Adjusted EBITDA is the primary measure used by management (1) to evaluate the economic productivity of our operations and (2) for purposes of making decisions about allocating resources to, and assessing the performance of, our operations. Management believes that Adjusted EBITDA helps investors or other interested parties meaningfully evaluate and compare the results of our operations (1) from period to period and (2) to our competitors, by excluding the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation, amortization and accretion) from our financial results. Management also believes Adjusted EBITDA is frequently used by investors or other interested parties in the evaluation of REITs. In addition, Adjusted EBITDA is similar to the measure of current financial performance generally used in our debt covenant calculations. Adjusted EBITDA should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance;

(3) FFO, AFFO and AFFO per share, which are metrics used by our public company peers in the communication site industry, provide investors useful indicators of the financial performance of our business and permit investors an additional tool to evaluate the performance of our business against those of our two principal competitors. FFO, AFFO, and AFFO per share are also used to address questions we receive from analysts and investors who routinely assess our operating performance on the basis of these performance measures, which are considered industry standards. We believe that FFO helps investors or other interested parties meaningfully evaluate financial performance by excluding the impact of our asset base (primarily depreciation, amortization and accretion and asset impairment and decommission costs). We believe that AFFO and AFFO per share help investors or other interested parties meaningfully evaluate our financial performance as they include (1) the impact of our capital structure (primarily interest expense on our outstanding debt) and (2) sustaining capital expenditures and exclude the impact of (1) our asset base (primarily depreciation, amortization and accretion and asset impairment and decommission costs) and (2) certain non-cash items, including straight-lined revenues and expenses related to fixed escalations and rent free periods and the non-cash portion of our reported tax provision. GAAP requires rental revenues and expenses related to leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. In accordance with GAAP, if payment terms call for fixed escalations, or rent free periods, the revenue or expense is recognized on a straight-lined basis over the fixed, non-cancelable term of the contract. We only use AFFO as a performance measure. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flows from operations or as residual cash flow available for discretionary investment. We believe our definition of FFO is consistent with how that term is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and that our definition and use of AFFO and AFFO per share is consistent with those reported by the other communication site companies;

(4) Our Non-GAAP Debt Measures provide investors a more complete understanding of our net debt and leverage position as they include the full principal amount of our debt which will be due at maturity and, to the extent that such measures are calculated on Net Debt are net of our cash and cash equivalents, short-term restricted cash, and short-term investments; and

(5)  Our Constant Currency Measures provide management and investors the ability to evaluate the performance of the business without the impact of foreign currency exchange rate fluctuations.

In addition, Tower Cash Flow, Adjusted EBITDA, and our Non-GAAP Debt Measures are components of the calculations used by our lenders to determine compliance with certain covenants under our Senior Credit Agreement and indentures relating to our 2020 Senior Notes and 2021 Senior Notes. These non-GAAP financial measures are not intended to be an alternative to any of the financial measures provided in our results of operations or our balance sheet as determined in accordance with GAAP.

Financial Metrics after Eliminating the Impact of Changes In Foreign Currency Exchange Rates

We eliminate the impact of changes in foreign currency exchange rates for each of the financial metrics listed in the table below by dividing the current period’s financial results by the average monthly exchange rates of the prior year period, and by eliminating the impact of the remeasurement of our intercompany loans. The table below provides the reconciliation of the reported growth rate year-over-year of each of such measures to the growth rate after eliminating the impact of changes in foreign currency exchange rates to such measure.

	Third quarter 2025 year over year growth rate	Foreign currency impact	Growth excluding foreign currency impact
Total site leasing revenue	4.9%	0.5%	4.4%
Total cash site leasing revenue	4.8%	0.5%	4.3%
Int’l cash site leasing revenue	14.4%	1.8%	12.6%
Total site leasing segment operating profit	4.2%	0.4%	3.8%
Int’l site leasing segment operating profit	15.5%	1.7%	13.8%
Total site leasing tower cash flow	3.7%	0.4%	3.3%
Int’l site leasing tower cash flow	12.3%	1.7%	10.6%
Net cash interest expense	29.2%	0.0%	29.2%
Net income	(6.1%)	4.2%	(10.3%)
Earnings per share — diluted	(8.1%)	1.8%	(9.9%)
Adjusted EBITDA	4.4%	0.4%	4.0%
AFFO	(0.9%)	0.5%	(1.4%)
AFFO per share	(0.6%)	0.6%	(1.2%)

Cash Site Leasing Revenue, Tower Cash Flow, and Tower Cash Flow Margin

The table below sets forth the reconciliation of Cash Site Leasing Revenue and Tower Cash Flow to their most comparable GAAP measurement and Tower Cash Flow Margin, which is calculated by dividing Tower Cash Flow by Cash Site Leasing Revenue.

	Domestic Site Leasing		Int’l Site Leasing		Total Site Leasing
	For the three months ended September 30,		For the three months ended September 30,		For the three months ended September 30,
	2025	2024	2025	2024	2025	2024
	(in thousands)
Site leasing revenue	$470,251	$464,860	$186,176	$160,837	$656,427	$625,697
Non-cash straight-line leasing revenue	540	(1,004)	(2,189)	(61)	(1,649)	(1,065)

Cash site leasing revenue	470,791	463,856	183,987	160,776	654,778	624,632
Site leasing cost of revenues (excluding depreciation, accretion, and amortization)	(70,251)	(68,908)	(57,030)	(49,040)	(127,281)	(117,948)
Non-cash straight-line ground lease expense	(1,681)	(873)	618	1,818	(1,063)	945

Tower Cash Flow	$398,859	$394,075	$127,575	$113,554	$526,434	$507,629

Tower Cash Flow Margin	84.7%	85.0%	69.3%	70.6%	80.4%	81.3%

Forecasted Tower Cash Flow for Full Year 2025

The table below sets forth the reconciliation of forecasted Tower Cash Flow set forth in the Outlook section to its most comparable GAAP measurement for the full year 2025:

	Full Year 2025
	(in millions)
Site leasing revenue	$2,568.0	to	$2,578.0
Non-cash straight-line leasing revenue	(9.0)	to	(9.0)

Cash site leasing revenue	2,559.0	to	2,569.0
Site leasing cost of revenues (excluding depreciation, accretion, and amortization)	(493.0)	to	(493.0)
Non-cash straight-line ground lease expense	(5.0)	to	(5.0)

Tower Cash Flow	$2,061.0	to	$2,071.0

Adjusted EBITDA, Annualized Adjusted EBITDA, and Adjusted EBITDA Margin

The table below sets forth the reconciliation of Adjusted EBITDA to its most comparable GAAP measurement.

	For the three months ended September 30,
	2025	2024
	(in thousands)
Net income	$240,431	$255,891
Non-cash straight-line leasing revenue	(1,649)	(1,065)
Non-cash straight-line ground lease expense	(1,063)	945
Non-cash compensation	19,323	16,373
Other income, net	(35,595)	(23,700)
Acquisition and new business initiatives related adjustments and expenses	5,156	5,388
Asset impairment and decommission costs	20,322	12,670
Interest income	(5,517)	(6,999)
Total interest expense (1)	126,198	108,088
Depreciation, accretion, and amortization	76,883	63,515
Provision for taxes (2)	48,813	41,514

Adjusted EBITDA	$493,302	$472,620

Annualized Adjusted EBITDA (3)	$1,973,208	$1,890,480

(1)	Total interest expense includes interest expense, non-cash interest expense, and amortization of deferred financing fees.
(2)	Includes franchise and gross receipts taxes reflected in the Statements of Operations in selling, general and administrative expenses.
(3)	Annualized Adjusted EBITDA is calculated as Adjusted EBITDA for the most recent quarter multiplied by four.

The calculation of Adjusted EBITDA Margin is as follows:

	For the three months
	ended September 30,
	2025	2024
	(in thousands)
Total revenues	$732,327	$667,595
Non-cash straight-line leasing revenue	(1,649)	(1,065)

Total revenues minus non-cash straight-line leasing revenue	$730,678	$666,530

Adjusted EBITDA	$493,302	$472,620

Adjusted EBITDA Margin	67.5%	70.9%

Forecasted Adjusted EBITDA for Full Year 2025

The table below sets forth the reconciliation of the forecasted Adjusted EBITDA set forth in the Outlook section to its most comparable GAAP measurement for the full year 2025:

	Full Year 2025
	(in millions)
Net income	$1,066.5	to	$1,111.5
Non-cash straight-line leasing revenue	(9.0)	to	(9.0)
Non-cash straight-line ground lease expense	(5.0)	to	(5.0)
Non-cash compensation	78.0	to	73.0
Other income, net	(335.0)	to	(335.0)
Acquisition and new business initiatives related adjustments and expenses	26.0	to	21.0
Asset impairment and decommission costs	135.0	to	130.0
Interest income	(33.0)	to	(29.0)
Total interest expense (1)	506.5	to	496.5
Depreciation, accretion, and amortization	294.0	to	284.0
Provision for taxes (2)	185.0	to	181.0

Adjusted EBITDA	$1,909.0	to	$1,919.0

(1)	Total interest expense includes interest expense, non-cash interest expense, and amortization of deferred financing fees.
(2)	Includes projections for franchise taxes and gross receipts taxes, which will be reflected in the Statement of Operations in Selling, general, and administrative expenses.

Funds from Operations (“FFO”), Adjusted Funds from Operations (“AFFO”), and AFFO per share

The tables below set forth the reconciliations of FFO, AFFO, and AFFO per share to their most comparable GAAP measurement.

	For the three months
	ended September 30,
	2025		2024
	(in thousands)	($ per share)	(in thousands)	($ per share)
Net income	$240,431	$2.24	$255,891	$2.37
Real estate related depreciation, amortization, and accretion	75,162	0.70	61,993	0.57
Asset impairment and decommission costs	20,322	0.19	12,670	0.12

FFO	$335,915	$3.13	$330,554	$3.06
Adjustments to FFO:
Non-cash straight-line leasing revenue	(1,649)	(0.02)	(1,065)	(0.01)
Non-cash straight-line ground lease expense	(1,063)	(0.01)	945	0.01
Non-cash compensation	19,323	0.18	16,373	0.15
Adjustment for non-cash portion of tax provision and other tax adjustments (1)	39,478	0.37	30,179	0.28
Non-real estate related depreciation, amortization, and accretion	1,721	0.02	1,522	0.01
Amortization of deferred financing costs and debt discounts and non-cash interest expense	6,044	0.06	12,377	0.11
Other income, net	(35,595)	(0.35)	(23,700)	(0.21)
Acquisition and new business initiatives related adjustments and expenses	5,156	0.05	5,388	0.05
Non-discretionary cash capital expenditures	(14,417)	(0.13)	(14,313)	(0.13)

AFFO	$354,913	$3.30	$358,260	$3.32
Adjustments for joint venture partner interest	(1,972)	(0.02)	(1,553)	(0.01)

AFFO attributable to SBA Communications Corporation	$352,941	$3.28	$356,707	$3.31

Diluted weighted average number of common shares		107,559		107,922

(1)

This amount includes approximately $5.6 million in taxes related to the sale of towers held in Canada. We believe that these tax payments are nonrecurring, and do not believe these are an indication of our operating performance. Accordingly, we believe it is more meaningful to present AFFO and AFFO attributable to SBA Communications Corporation excluding these amounts.

Forecasted AFFO for the Full Year 2025

The tables below set forth the reconciliations of the forecasted AFFO and AFFO per share set forth in the Outlook section to their most comparable GAAP measurements for the full year 2025:

(in millions, except per share amounts)	Full Year 2025
	(in millions)			($ per share)
Net income	$1,066.5	to	$1,111.5	$9.91	to	$10.33
Real estate related depreciation, amortization, and accretion	284.0	to	279.0	2.64	to	2.59
Asset impairment and decommission costs	135.0	to	130.0	1.25	to	1.21

FFO	$1,485.5	to	$1,520.5	$13.80	to	$14.13
Adjustments to FFO:
Non-cash straight-line leasing revenue	(9.0)	to	(9.0)	(0.08)	to	(0.08)
Non-cash straight-line ground lease expense	(5.0)	to	(5.0)	(0.05)	to	(0.05)
Non-cash compensation	78.0	to	73.0	0.72	to	0.68
Adjustment for non-cash portion of tax provision and other tax adjustments (1)	149.0	to	149.0	1.38	to	1.38
Non-real estate related depreciation, amortization, and accretion	10.0	to	5.0	0.09	to	0.05
Amortization of deferred financing costs and debt discounts and non-cash interest expense	33.5	to	33.5	0.31	to	0.31
Other income, net	(335.0)	to	(335.0)	(3.11)	to	(3.11)
Acquisition and new business initiatives related adjustments and expenses	26.0	to	21.0	0.24	to	0.20
Non-discretionary cash capital expenditures	(60.0)	to	(56.0)	(0.54)	to	(0.53)

AFFO	$1,373.0	to	$1,397.0	$12.76	to	$12.98
Adjustments for joint venture partner interest	(7.0)	to	(7.0)	(0.07)	to	(0.07)

AFFO attributable to SBA Communications Corporation	$1,366.0	to	$1,390.0	$12.69	to	$12.91

Diluted weighted average number of common shares (2)				107.6	to	107.6

(1)

This amount includes approximately $46.0 million in taxes related to the sale of towers held in Canada. We believe that these tax payments are nonrecurring, and do not believe these are an indication of our operating performance. Accordingly, we believe it is more meaningful to present AFFO and AFFO attributable to SBA Communications Corporation excluding these amounts. The resulting gain from the sale is also excluded from the calculation of AFFO and AFFO attributable to SBA Communications Corporation as this was recorded in Other Income, net.

(2)	Weighted average number of common shares does not contemplate any additional repurchases of the Company’s stock during 2025.

Net Debt, Net Secured Debt, Leverage Ratio, and Secured Leverage Ratio

Net Debt is calculated using the notional principal amount of outstanding debt. Under GAAP policies, the notional principal amount of the Company’s outstanding debt is not necessarily reflected on the face of the Company’s financial statements.

The Net Debt and Leverage calculations are as follows:

September 30,
2025
(in thousands)
2020-1C Tower Securities	$750,000
2020-2C Tower Securities	600,000
2021-1C Tower Securities	1,165,000
2021-2C Tower Securities	895,000
2021-3C Tower Securities	895,000
2022-1C Tower Securities	850,000
2024-1C Tower Securities	1,450,000
2024-2C Tower Securities	620,000
Revolving Credit Facility	280,000
2024 Term Loan	2,265,500

Total secured debt	9,770,500
2020 Senior Notes	1,500,000
2021 Senior Notes	1,500,000

Total unsecured debt	3,000,000

Total debt	$12,770,500

Leverage Ratio
Total debt	$12,770,500
Less: Cash and cash equivalents, short-term restricted cash and short-term investments	(461,534)

Net debt	$12,308,966

Divided by: Annualized Adjusted EBITDA	$1,973,208

Leverage Ratio (1)	6.2x

Secured Leverage Ratio
Total secured debt	$9,770,500
Less: Cash and cash equivalents, short-term restricted cash and short-term investments	(461,534)

Net Secured Debt	$9,308,966

Divided by: Annualized Adjusted EBITDA	$1,973,208

Secured Leverage Ratio	4.7x